Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2007, relating to the consolidated financial statements of BluePhoenix Solutions Ltd. appearing in the Amendment No. 2 of its Annual Report (form 20-F/A) for the year ended December 31,2006.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                                /s/ Ziv Haft
                                                                Certified Public Accountants (Isr.)
                                                                BDO Member Firm

Tel Aviv, Israel
February  11, 2008